UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2009

OVERLAND STORAGE, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-22071	95-3535285
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of Principal Executive Offices)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2009, Overland Storage, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), pursuant to which the Company agreed to sell 5,400,000 shares (the “Underwritten Shares”) of the Company’s common stock (the “Common Stock”) for $0.70 per share, less a 7% underwriting commission. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option to purchase up to an additional 810,000 shares (the “Additional Shares”) of Common Stock at the public offering price, less a 7% underwriting commission, within 30 days from the date of the Underwriting Agreement to cover over-allotments, if any. The Underwriter gave notice of exercise of the over-allotment option on November 2, 2009. The offering is being made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration Statement No. 333-161881), and the prospectus supplement dated October 30, 2009. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as an exhibit hereto.

The Company expects closing of the sale of the Underwritten Shares and the Additional Shares to occur on November 4, 2009.

Item 3.02.	Unregistered Sales of Equity Securities.

On October 30, 2009, in connection with the Underwriting Agreement, the Company agreed to issue a warrant to the Underwriter (the “Warrant”) to purchase 5% the of number of shares sold pursuant to the Underwriting Agreement at a price of $0.875 per share. The Warrant will be issued at the closing of the sale of the Underwritten Shares and the Additional Shares described in Item 1.01 for 310,500 shares. The Warrant features a net exercise provision, which enables the holder to choose to exercise the Warrant without paying cash by surrendering shares subject to the Warrant with a market value equal to the exercise price. This right is available only if a registration statement covering the shares subject to the Warrant is not available at the time of exercise. We have agreed to grant a single demand registration right to the holder(s) of the Warrant under certain circumstances. The Underwriter represented that it is an accredited investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Warrant and the shares issuable upon exercise of the Warrant. The Company relied upon the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder for the offer and sale of the Warrant, and will rely upon the same exemption for issuance of shares upon exercise of the Warrants.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 30, 2009, between Overland Storage, Inc. and Roth Capital Partners, LLC.

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2009	OVERLAND STORAGE, INC.

	By:	/s/ ERIC L. KELLY
Eric L. Kelly
Chief Executive Officer